Name and Address of Reporting Person* MORGAN STANLEY CAPITAL GROUP INC.
(Last) (First) (Middle) 2000 WESTCHESTER AVENUE, FLOOR 01
(Street) PURCHASE NY 10577
(City) (State) (Zip)
Name and Address of Reporting Person* MORGAN STANLEY DW INC.
(Last) (First) (Middle) 2000 WESTCHESTER AVENUE, FLOOR 01
(Street) PURCHASE NY 10577
(City) (State) (Zip)
Name and Address of Reporting Person* TRANSMONTAIGNE INC.
(Last) (First) (Middle) 1670 BROADWAY, SUITE 3100
(Street) DENVER CO 80202
(City) (State) (Zip)
Name and Address of Reporting Person* TRANMONTAIGNE PRODUCT SERVICES INC.
(Last) (First) (Middle) 1670 BROADWAY, SUITE 3100
(Street) DENVER CO 80202

(City) (State) (Zip)
Name and Address of Reporting Person* COASTAL FUELS MARKETING INC
(Last) (First) (Middle) 1670 BROADWAY, SUITE 3100
(Street) DENVER CO 80202
(City) (State) (Zip)
Name and Address of Reporting Person* TRANSMONTAIGNE SERVICES INC.
(Last) (First) (Middle) 1670 BROADWAY, SUITE 3100

(Street) DENVER CO 80202
(City) (State) (Zip)
Name and Address of Reporting Person* TRANSMONTAIGNE GP L.L.C.
(Last) (First) (Middle) 1670 BROADWAY, SUITE 3100
(Street) DENVER CO 80202
(City) (State) (Zip)

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